Exhibit 3.45

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NATIONAL WATERWORKS, INC.

David Bearman, being the Assistant Treasurer of National Waterworks, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:             That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

“The name of the corporation is HD SUPPLY WATERWORKS GROUP, INC. (hereinafter, the “Corporation”).

SECOND:        That the Board of Directors of the Corporation, by the unanimous written consent of all of its members, adopted a resolution proposing and declaring advisable the foregoing amendment to the Certificate of Incorporation of the Corporation pursuant to the provisions of Section 141(b) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof and the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD:            That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said National Waterworks, Inc. has caused this certificate to be signed this 24th day of October, 2006.

NATIONAL WATERWORKS, INC.

By:	/s/ David Bearman
David Bearman, Assistant Treasurer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

NATIONAL WATERWORKS, INC.

It is hereby certified that:

1.  The name of the corporation (hereinafter called the “corporation”) is:

NATIONAL WATERWORKS, INC.

2.  The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.  The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.  The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on July 10, 2006

/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of National Waterworks Inc.                                                                                               , a Delaware Corporation, on this             2nd             day of December             , A.D. 2005             , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is                 Corporation Trust Center             1209 Orange Street         , in the City of         Wilmington         , County of         New Castle         Zip Code     19801    .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is                     THE CORPORATION TRUST COMPANY                                                          .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the             2nd             day of December             , A.D.     2005     .

By:	/s/ Jonathan M. Gottsegen
Authorized Officer

Name:	Jonathan M. Gottsegen
Print or Type

Title:	Assistant Secretary

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NATIONAL WATERWORKS, INC.

FIRST:             The name of the corporation is NATIONAL WATERWORKS, INC. (hereinafter, the “Corporation”).

SECOND:        The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

THIRD:            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:        The total number of shares of stock the Corporation is authorized to issue is One Hundred (100) shares of common stock and the par value of each of such shares is $0.01.

FIFTH:             The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)        The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)        The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3)        The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)        In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SIXTH:          The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

SEVENTH:    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH:      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

NINTH:        The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

TENTH:        Section 203 of the General Corporation Law of the State of Delaware shall not apply to the Corporation.